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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2006

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1

(Address of Principal Executive Offices) (Zip Code)

(905) 726-2462

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

The Registrant announced that its wholly owned subsidiary, MEC Maryland Investments Inc. ("MEC Maryland"), has increased its equity and voting interest in AmTote International, Inc. ("AmTote") by acquiring the remaining 70% of AmTote for a cash purchase price of approximately $13.6 million, subject to a 10% holdback that will be released upon the satisfactory completion of an audited balance sheet. MEC Maryland previously acquired its 30% interest in AmTote in August 2003 for a cash purchase price of $3.8 million.

AmTote, a leading providing of totalisator services to the North American pari-mutuel industry with service contracts for over 70 North American racetracks and other wagering entities, became a wholly owned subsidiary of MEC Maryland upon closing of the transaction.

The full text of the press release issued by the Registrant is attached as Exhibits 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
Exhibit 99.1	Copy of Registrant's press release dated August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
September 6, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES